Exhibit 99.(d)(1)

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
NEW YORK TIME ON THE EXPIRATION DATE

MORGAN STANLEY CHINA A SHARE FUND, INC.
SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE TEAR OFF CARD.

As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares of Common Stock, $.01 par value per share, of Morgan Stanley China A Share Fund, Inc. (the “Fund”), shown above pursuant to the Primary Subscription Right and upon the terms and conditions and at the Subscription Price for each share of Common Stock specified in the Prospectus relating thereto.  The Rights represented hereby include the Over-Subscription Privilege for Exercising Rights Holders, as described in the Prospectus.  Under the Over-Subscription Privilege, any number of additional shares may be purchased by an Exercising Rights Holder if such shares are available and the holder’s Primary Subscription Rights have been fully exercised to the extent possible.

Registered owners of the Fund’s shares of Common Stock will receive their primary and over-subscription shares via an uncertificated share credit to their existing accounts.  Confirmation statements for primary share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared.  Confirmation statements for over-subscription share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected.

THE SUBSCRIPTION RIGHTS FOR COMMON STOCK ARE NON-TRANSFERABLE

Payment must be in United States dollars.  Only money orders or checks drawn on a bank located in the continental United States and made payable to Morgan Stanley China A Share Fund, Inc. will be accepted.  Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
NEW YORK TIME ON THE EXPIRATION DATE

MORGAN STANLEY CHINA A SHARE FUND, INC.
SUBSCRIPTION RIGHTS FOR COMMON STOCK
(Complete appropriate section on reverse side of this form)

The registered owner of this Subscription Certificate named below, or assigns, is entitled to the number of Rights shown above to subscribe for shares of Common Stock, $.01 par value per share, of Morgan Stanley China A Share Fund, Inc. (the “Fund”), in the ratio of one share of Common Stock for each five Rights, pursuant to the Primary Subscription Right and upon the terms and conditions and at the price for each share of Common Stock specified in the Prospectus relating thereto.  The Rights represented hereby include the Over-Subscription Privilege for Record Date Stockholders only, as described in the Prospectus.  Under the Over-Subscription Privilege, any number of additional shares may be purchased by a Record Date Stockholder if such shares are available and the owner’s Primary Subscription Rights have been fully exercised to the extent possible and the pro rata allocation requirements have been satisfied.  Registered owners of the Fund’s shares of Common Stock will receive their primary and over-subscription shares via an uncertificated share credit to their existing accounts.  Confirmation statements for primary share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared.  Confirmation statements for over-subscription share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected.  Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected.  To subscribe pursuant to the Primary Subscription Right, five Rights and the Subscription Price are required for each share of Common Stock.  To subscribe for additional shares of Common Stock pursuant to the Over-Subscription Privilege, the Subscription Price is required for each share of Common Stock, subject to the terms of the Over-Subscription Privilege as described in the Prospectus.  Payment of $[        ] per share of Common Stock must accompany the Subscription Certificate.  See reverse side of forms.

Cusip

Certificate Number

Number of Rights Issued

Maximum Number of Eligible Shares under Subscription

To subscribe for your primary shares please complete line “A” on the card below.

Example:

102 shares = 102 rights (102 rights will be AUTOMATICALLY rounded down to 100 rights, the nearest number of rights divisible by five)

100 rights divided by 5 = 20 primary shares

The maximum number of primary subscription shares would be 20.

A.         20          x   $[          ]    =    $[        ]
(No. of shares)

To subscribe for any over-subscription shares, please complete line “B” below.

Please Note:  Only Record Date Stockholders who have exercised their Primary Subscription in full may apply for shares pursuant to the Over-Subscription Privilege.

Payment of Shares: Full payment for both the primary and over-subscription shares or a notice of guaranteed delivery must accompany this Subscription Certificate.  Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

If the aggregate Subscription Price paid by a Record Date Stockholder is insufficient to purchase the number of shares of Common Stock that the Exercising Rights Holder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of shares of Common Stock to be purchased, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered.  If the aggregate Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Record Date Stockholder has indicted an intention to subscribe, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

Expiration Date June 19, 2009 (unless extended)

PLEASE FILL IN ALL APPLICABLE INFORMATION

To: Morgan Stanley China A Share Fund, Inc. Attention: Corporate Actions

By Mail: Computershare Trust Company, N.A. Corporate Actions Voluntary Offer P.O. Box 43011 Providence, Rhode Island 02940-3011	By Overnight Courier: Computershare Trust Company, N.A. Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, Massachusetts 02021

A. Primary Subscription	x	$[ ]	= $
(5 Rights = 1 share)	(No. of Shares)	(Purchase Price)

B. Over-Subscription Privilege	x	[—]	= $ (1)
	(No. of Shares)	(Purchase Price)

C. Amount of Check Enclosed			= $
(or amount in notice of guaranteed delivery)

(1)          The Over-Subscription Privilege can be exercised only by a Record Date Stockholder, as described in the Prospectus, and only if the Rights initially issued to him or her are exercised to the fullest extent possible.

SECTION 1.  TO SUBSCRIBE: I hereby irrevocably subscribe for the face amount of shares of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.

Signature(s) of Subscriber(s)

Address for delivery of Shares if other than shown on front
If permanent change of address, check here ☐
Please give your telephone number: ( )
Please give your e-mail address: